Exhibit 99.1

Praxair Reports First-Quarter 2012 Results

  Sales of $2.8 billion, 5% above prior-year quarter
  Net income of $419 million and diluted EPS of $1.38, up 7% versus prior year
  Strong growth in North America
  Project development activity remains robust
  Diluted EPS guidance: 2012 full-year $5.75 to $5.90 and 2Q12 $1.40 - $1.45

DANBURY, Conn.--(BUSINESS WIRE)--April 25, 2012--Praxair, Inc. (NYSE: PX) reported first-quarter net income and diluted earnings per share of $419 million and $1.38, 5% and 7% above the prior-year quarter, respectively.

Sales in the first quarter were $2,840 million, an increase of 5% compared to $2,702 million in the previous year. Sales grew 8% from the prior-year quarter, excluding negative foreign currency and cost pass-through effects. Sales growth was strongest in North America and Asia in the manufacturing, metals and energy markets. Growth was slower in Europe and South America due to weaker economic conditions in those geographies.

Operating profit in the first quarter was $627 million, up 6% from $591 million in the prior-year quarter. The improvement was driven by higher volumes and prices, partially offset by weaker currencies and cost inflation.

First-quarter cash flow from operations was $402 million and capital spending was $483 million, primarily for new production plants under long-term contracts with customers. The company paid dividends of $164 million and repurchased $102 million of stock, net of issuances. The debt-to-capital ratio was 51.3% and debt to EBITDA was 1.9x.* During the quarter, the company issued $600 million of 10-year notes at 2.45% to refund maturing debt and extend the maturity of its debt profile. The after-tax return-on-capital and return on equity for the quarter were 14.2% and 29.4%, respectively.*

Commenting on the financial results and business outlook, Chairman and Chief Executive Officer Steve Angel said, “Our first-quarter results demonstrated continued strong growth in North America, where we are well-positioned to continue to grow from greater sales to customers in the chemical, energy and manufacturing industries who are benefiting from low natural gas costs. We expect the South America and Asia businesses to continue to grow as we start up new projects driven by increasing consumer demand and infrastructure investment.

New large-project proposal activity continues to be robust and we remain focused on growing the business at continued high levels of profitability and return on capital.”

For the second quarter of 2012, Praxair expects diluted earnings per share in the range of $1.40 to $1.45.

For the full year of 2012, Praxair expects sales in the range of $11.6 to $11.9 billion. The company expects diluted earnings per share to be in the range of $5.75 to $5.90. Full-year capital expenditures are expected to be in the range of $2.1 to 2.4 billion and the effective tax rate is forecasted to remain at about 28%.

Following is additional detail on first-quarter 2012 results by segment.

In North America, first-quarter sales were $1,398 million up 6% from the prior-year quarter. Underlying sales, excluding the effects of lower natural gas prices and foreign currency translation, grew 10% from higher volumes and higher price, largely attributable to growth in the manufacturing, metals and energy markets. Operating profit of $361 million grew 16% from the prior year due primarily to higher volumes, price and ongoing productivity initiatives.

In Europe, first-quarter sales were $377 million. Sales were 9% above the prior year quarter due primarily to the acquisition of increased ownership of Yara Praxair in Scandinavia, partially offset by negative currency translation and lower packaged gas sales. Operating profit was steady at $68 million, compared to the prior-year quarter, primarily due to negative currency translation, lower volumes and cost increases not fully recovered through price.

In South America, first-quarter sales were $562 million. Sales grew 6% from the prior-year quarter, excluding a 5% negative currency impact, primarily due to higher price and on-site volumes. Operating profit was $115 million as compared to $133 million in the prior-year period due to negative currency translation and higher power and distribution costs.

Sales in Asia were $334 million in the quarter, up 5% from the prior year driven by volume growth in India, China, Korea and Thailand. Sales growth came primarily from metals and chemicals customers. Operating profit was $57 million, as compared to $53 million in the prior-year.

Praxair Surface Technologies had first-quarter sales of $169 million, up 8%, compared to $157 million in the prior-year quarter. Sales growth was driven by higher coating applications on jet engines as well as increased coating of oil and gas drilling equipment. Operating profit increased to $26 million from $25 million in the prior-year quarter due to volume growth.

Praxair is the largest industrial gases company in North and South America, and one of the largest worldwide. The company produces, sells and distributes atmospheric and process gases, and high-performance surface coatings. Praxair products, services and technologies are making our planet more productive by bringing efficiency and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, metals and others. More information on Praxair is available on the Internet at www.praxair.com.

*See the attachments for calculations of non-GAAP measures.

Attachments: Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary, Appendix: Non-GAAP Measures.

A teleconference on Praxair’s first-quarter results is being held this morning, April 25, at 11:00 am Eastern Time. The number is (857) 350-1589 -- Passcode: 29262187. The call also is available as a web cast at www.praxair.com/investors. Materials to be used in the teleconference are also available.

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the projections or estimates contained in the forward-looking statements. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company’s Form 10-K and 10-Q reports filed with the SEC which should be reviewed carefully. Please consider the company’s forward-looking statements in light of those risks.

PRAXAIR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended
	March 31,
	2012	2011

SALES	$2,840	$2,702
Cost of sales	1,616	1,536
Selling, general and administrative	335	308
Depreciation and amortization	252	244
Research and development	24	22
Other income (expense) - net	14	(1)
OPERATING PROFIT	627	591
Interest expense - net	37	35
INCOME BEFORE INCOME TAXES AND EQUITY INVESTMENTS	590	556
Income taxes	165	156
INCOME BEFORE EQUITY INVESTMENTS	425	400
Income from equity investments	7	9
NET INCOME (INCLUDING NONCONTROLLING INTERESTS)	432	409
Less: noncontrolling interests	(13)	(11)
NET INCOME - PRAXAIR, INC.	$419	$398

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS

Basic earnings per share	$1.40	$1.31

Diluted earnings per share	$1.38	$1.29

Cash dividends	$0.55	$0.50

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	299,077	304,071
Diluted shares outstanding (000's)	302,876	308,595

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions of dollars)
(UNAUDITED)

	March 31,	December 31,
	2012	2011
ASSETS
Cash and cash equivalents	$ 107	$ 90
Accounts receivable - net	1,934	1,795
Inventories	482	456
Prepaid and other current assets	239	266
TOTAL CURRENT ASSETS	2,762	2,607

Property, plant and equipment - net	10,523	10,131
Goodwill	2,413	2,372
Other intangibles - net	165	167
Other long-term assets	1,124	1,079
TOTAL ASSETS	$ 16,987	$ 16,356
LIABILITIES AND EQUITY
Accounts payable	$ 919	$ 896
Short-term debt	256	337
Current portion of long-term debt	180	387
Other current liabilities	799	915
TOTAL CURRENT LIABILITIES	2,154	2,535
Long-term debt	6,420	5,838
Other long-term liabilities	1,914	1,966
TOTAL LIABILITIES	10,488	10,339

REDEEMABLE NONCONTROLLING INTERESTS	232	220

EQUITY
Praxair, Inc. shareholders' equity	5,940	5,488
Noncontrolling interests	327	309
TOTAL EQUITY	6,267	5,797
TOTAL LIABILITIES AND EQUITY	$ 16,987	$ 16,356

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended
	March 31,
	2012	2011
OPERATIONS
Net income - Praxair, Inc.	$ 419	$ 398
Noncontrolling interests	13	11
Net income (including noncontrolling interests)	432	409

Adjustments to reconcile net income to net cash provided
by operating activities:
Deferred income taxes	69	34
Depreciation and amortization	252	244
Accounts receivable	(143)	(178)
Inventory	(31)	(17)
Payables and accruals	(95)	(143)
Pension contributions	(106)	(8)
Other	24	18
Net cash provided by operating activities	402	359
INVESTING
Capital expenditures	(483)	(334)
Acquisitions, net of cash acquired	(12)	-
Divestitures and asset sales	64	30
Net cash used for investing activities	(431)	(304)

FINANCING
Debt increase (decrease) - net	278	263
Issuances of common stock	73	77
Purchases of common stock	(175)	(215)
Cash dividends - Praxair, Inc. shareholders	(164)	(152)
Excess tax benefit on stock option exercises	32	18
Noncontrolling interest transactions and other	-	(1)
Net cash provided by (used for) financing activities	44	(10)

Effect of exchange rate changes on cash and
cash equivalents	2	2

Change in cash and cash equivalents	17	47
Cash and cash equivalents, beginning-of-period	90	39

Cash and cash equivalents, end-of-period	$ 107	$ 86

PRAXAIR, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended
	March 31,
	2012	2011 (a)
SALES
North America	$ 1,398	$ 1,325
Europe	377	345
South America	562	558
Asia	334	317
Surface Technologies	169	157
Total sales	$ 2,840	$ 2,702
		-
OPERATING PROFIT
North America	$ 361	$ 312
Europe	68	68
South America	115	133
Asia	57	53
Surface Technologies	26	25
Total operating profit	$ 627	$ 591
(a)	Effective with the 2012 first quarter, Praxair changed the measurement of its segment sales and operating profit. These changes primarily relate to helium and specialty gas sales and result in slightly higher sales and operating profit in the Europe and Asia segment with offsetting declines in the North America segment. Prior period amounts have been reclassified to conform to the current presentation. See the Investors section of Praxair's website for a summary of the remeasurement adjustments for 2011 and 2010.

PRAXAIR, INC. AND SUBSIDIARIES
QUARTERLY FINANCIAL SUMMARY
(Millions of dollars, except per share data)
(UNAUDITED)

		2011
	Q1	Q4 (b)	Q3	Q2	Q1
FROM THE INCOME STATEMENT
Sales	$ 2,840	$ 2,796	$ 2,896	$ 2,858	$ 2,702
Cost of sales	1,616	1,598	1,684	1,640	1,536
Selling, general and administrative	335	315	307	309	308
Depreciation and amortization	252	249	256	254	244
Research and development	24	23	22	23	22
Cost reduction program and other charges - net	-	1	-	-	-
Other income (expenses) - net	14	8	5	(5)	(1)
Operating profit	627	618	632	627	591
Interest expense - net	37	38	36	36	35
Income taxes	165	156	166	163	156
Income from equity investments	7	7	13	11	9
Net income (including noncontrolling interests)	432	431	443	439	409
Less: noncontrolling interests	(13)	(11)	(14)	(14)	(11)
Net income - Praxair, Inc.	$ 419	$ 420	$ 429	$ 425	$ 398

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS
Diluted earnings per share	$ 1.38	$ 1.38	$ 1.40	$ 1.38	$ 1.29
Cash dividends per share	$ 0.55	$ 0.50	$ 0.50	$ 0.50	$ 0.50
Diluted weighted average shares outstanding (000's)	302,876	303,700	305,623	308,253	308,595

FROM THE BALANCE SHEET
Total debt	$ 6,856	$ 6,562	$ 6,310	$ 6,119	$ 5,838
Total capital (a)	13,355	12,579	12,430	12,889	12,375
Debt-to-capital ratio (a)	51.3%	52.2%	50.8%	47.5%	47.2%

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations	$ 402	791	$ 732	$ 573	$ 359
Capital expenditures	483	572	458	433	334
Acquisitions	12	195	19	80	-
Cash dividends	164	149	150	151	152

OTHER INFORMATION
After-tax return on capital (ROC) (a)	14.2%	14.5%	14.8%	14.7%	14.4%
Return on Praxair, Inc. shareholders' equity (ROE) (a)	29.4%	29.5%	28.3%	27.1%	26.6%
Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) (a)	$ 886	$ 875	$ 901	$ 892	$ 844
Debt-to-adjusted EBITDA ratio (a)	1.9	1.8	1.7	1.7	1.7
Number of employees	26,259	26,184	25,793	25,678	25,482

SEGMENT DATA (c)
SALES
North America	$ 1,398	$ 1,388	$ 1,416	$ 1,361	$ 1,325
Europe	377	382	361	370	345
South America	562	532	607	611	558
Asia	334	334	349	348	317
Surface Technologies	169	160	163	168	157
Total sales	$ 2,840	$ 2,796	$ 2,896	$ 2,858	$ 2,702
OPERATING PROFIT
North America	$ 361	$ 353	$ 340	$ 326	$ 312
Europe	68	64	68	72	68
South America	115	118	140	139	133
Asia	57	60	58	63	53
Surface Technologies	26	24	26	27	25
Segment operating profit	627	$ 619	$ 632	$ 627	$ 591
Cost reduction program and other charges - net	-	(1)	-	-	-
Total operating profit	$ 627	$ 618	$ 632	$ 627	$ 591
(a)	Non-GAAP measure, see Appendix.

(b)	The fourth quarter 2011 includes: (i) a pre-tax gain of $39 million ($37 million after-tax and noncontrolling interests, or $0.12 per diluted share) related to a gain on acquisition; and (ii) a pre-tax charge of $40 million ($31 million after-tax, or $0.10 per diluted share) related to the 2011 cost reduction program. Also, see the Appendix - Non-GAAP Measures which provides Non-GAAP amounts that exclude the impact of these items.

(c)	Effective with the 2012 first quarter, Praxair changed the measurement of its segment sales and operating profit. Prior period amounts have been reclassified to conform to the current presentation. See segment information.

PRAXAIR, INC. AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES
(Millions of dollars, except per share data)
(UNAUDITED)

The following non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s financing leverage, return on net assets employed and operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. Adjusted amounts exclude the impact of the 2011 fourth quarter gain on acquisition and cost reduction program which helps investors understand underlying performance on a comparable basis.

	Q1	Q4	Q3	Q2	Q1

Debt to Capital Ratio - The debt-to-capital ratio is a measure used by investors, financial analysts and management to provide a measure of financial leverage and insights into how the company is financing its operations.

Total debt	$6,856	$6,562	$6,310	$6,119	$5,838
Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	232	220	-	-	-
Praxair, Inc. shareholders' equity	5,940	5,488	5,753	6,400	6,165
Noncontrolling interests	327	309	368	370	372
Total equity and redeemable noncontrolling interests	6,499	6,017	6,121	6,770	6,537
Total Capital	$13,355	$12,579	$12,430	$12,889	$12,375

Debt-to-capital ratio	51.3%	52.2%	50.8%	47.5%	47.2%

After -tax return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Praxair, Inc. shareholders’ equity).

Operating profit (a)	$627	$619	$632	$627	$591
Less: income taxes (a)	(165)	(162)	(166)	(163)	(156)
Less: tax benefit on interest expense	(10)	(11)	(10)	(10)	(10)
Add: income from equity investments	7	7	13	11	9
Net operating profit after-tax (NOPAT)	$459	$453	$469	$465	$434

Beginning capital	$12,579	$12,430	$12,889	$12,375	$11,702
Ending capital	$13,355	$12,579	$12,430	$12,889	$12,375
Average capital	$12,967	$12,504	$12,659	$12,632	$12,039

ROC %	3.5%	3.6%	3.7%	3.7%	3.6%

ROC % (annualized)	14.2%	14.5%	14.8%	14.7%	14.4%

Return on Praxair, Inc. Shareholder's equity (ROE) - Return on Praxair, Inc. shareholders' equity is a measure used by investors, financial analysts and management to evaluate operating performance from a Praxair shareholder perspective. ROE measures the net income attributable to Praxair, Inc. that the company was able to generate with the money shareholders have invested.

Net income - Praxair, Inc. (a)	$419	$414	$429	$425	$398

Beginning Praxair, Inc. shareholders' equity	$5,488	$5,753	$6,400	$6,165	$5,792
Ending Praxair, Inc. shareholders' equity	$5,940	$5,488	$5,753	$6,400	$6,165
Average Praxair, Inc. shareholders' equity	$5,714	$5,621	$6,077	$6,283	$5,979

ROE %	7.3%	7.4%	7.1%	6.8%	6.7%

ROE % (annualized)	29.4%	29.5%	28.3%	27.1%	26.6%

Adjusted EBITDA and Debt-to-Adjusted EBITDA Ratio- These measures are used by investors, financial analysts and management to assess a company's ability to meet it's financial obligations.

Net income - Praxair, Inc. (a)	$419	$414	$429	$425	$398

Add: noncontrolling interests	13	12	14	14	11
Add: interest expense - net	37	38	36	36	35
Add: income taxes (a)	165	162	166	163	156
Add: depreciation and amortization	252	249	256	254	244
Adjusted EBITDA	$886	$875	$901	$892	$844
Percentage change from 2011 first quarter	4.9%

Beginning total debt	$6,562	$6,310	$6,119	$5,838	$5,557
Ending total debt	$6,856	$6,562	$6,310	$6,119	$5,838
Average total debt	$6,709	$6,436	$6,215	$5,979	$5,698

Debt-to-adjusted EBITDA ratio	7.6	7.4	6.9	6.7	6.8

Debt-to-adjusted EBITDA ratio (annualized)	1.9	1.8	1.7	1.7	1.7

(a)The following table presents adjusted amounts for Operating Profit and Operating Profit Margin, Income Taxes, Effective Tax Rate, Noncontrolling Interests, Net income - Praxair, Inc., and Diluted EPS for the Fourth Quarter of 2011.

Fourth Quarter
2011
Adjusted Operating Profit and Operating Profit Margin *
Reported operating profit	$618
Less: Gain on acquisition	(39)
Add: Cost reduction program	40
Total adjustments	1
Adjusted operating profit	$619

Reported sales	$2,796
Adjusted operating profit margin	22.1%

Adjusted Income Taxes
Reported income taxes	$156
Add: Cost reduction program	9
Less: Gain on acquisition	(3)
Total adjustments	6
Adjusted income taxes	$162

Adjusted Effective Tax Rate
Reported income before income taxes and equity investments	$580
Less: Gain on acquisition	(39)
Add: Cost reduction program	40
Total adjustments	1
Adjusted income before income taxes and equity investments	$581

Adjusted income taxes (above)	$162
Adjusted effective tax rate	28%

Adjusted Noncontrolling interest
Reported noncontrolling interest	$11
Add: Gain on acquisition	1
Adjusted noncontrolling interest	$12

Adjusted Net Income - Praxair, Inc. *
Reported net income - Praxair, Inc.	$420
Less: Gain on acquisition	(37)
Add: Cost reduction program	31
Total adjustments	(6)
Adjusted net income - Praxair, Inc.	$414

Adjusted Diluted EPS *
Reported diluted EPS	$1.38
Less: Gain on acquisition	(0.12)
Add: Cost reduction program	0.10
Total adjustments	(0.02)
Adjusted diluted EPS	$1.36

CONTACT:
Praxair, Inc.
Investors:
Kelcey Hoyt, (203) 837-2118
kelcey_hoyt@praxair.com
or
Media:
Sue Neumann, (203) 837-2609
sue_neumann@praxair.com